Exhibit 99.16

PLEDGE SUPPLEMENT

October 31, 2013

This PLEDGE SUPPLEMENT is delivered by GGS Lease Co., Inc. (formerly Paisano Lease Co., Inc.), a Texas corporation (the “Grantor”), pursuant to (i) that certain Pledge and Security Agreement, dated as of September 30, 2013 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among the Grantors named therein, and TPG SPECIALTY LENDING, INC., as the Collateral Agent and (ii) Section 5.1(n) of the Financing Agreement referred to therein (the “Financing Agreement”).  Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, a security interest in all of Grantor's right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located.  Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and to Section 5.1(n) of the Financing Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of the first date written above.

GGS Lease Co., Inc. (formerly Paisano Lease Co., Inc.)

By: /s/ P. MATHEW VERGHESE
Name: P.Mathew Verghese
Title: Senior Vice President and Chief Financial Officer

Signature page to Pledge
Supplement

SUPPLEMENT TO SCHEDULE 4.1
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)
Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person)	Organization I.D.#
GGS Lease Co., Inc.	Corporation	Texas	205 E 1st Street Alice, TX 78332	801330340

(C)
Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Name of Grantor	Date of Change	Description of Change
GGS Lease Co., Inc.	10/18/2013	Name Change from Paisano Lease Co., Inc. to GGS Lease Co., Inc.
GGS Lease Co., Inc.	10/25/2010	Name Change from Paisano Lease Company Acquisition Corp. to Paisano Lease Co., Inc.

(E)	Financing Statements:

Name of Grantor	Filing Jurisdiction
GGS Lease Co., Inc.	Texas

Supplement to Schedule 4.1

SUPPLEMENT TO SCHEDULE 4.4
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)

Grantor	Issuer	Type of Entity and Country of Issuer	Cert. No. (if applicable)	% of Outstanding Interest of the Issuer Owned by Grantor	% of the Interest owned by the Grantor being Pledged	No. of Shares Pledged (if applicable)
Global Geophysical Services, Inc.	GGS Lease Co., Inc. (formerly Paisano Lease Co., Inc.)	Corporation (Texas)	4	100%	100%	8,000 shares

Deposit Accounts:

Company	Bank or Broker	Address	Account No.	Account Type
GGS Lease Co., Inc. (formerly Paisano Lease Co., Inc.)	Bank of America	Bank of America 100 33rd Street W New York, New York	488032922176	Lease
GGS Lease Co., Inc. (formerly Paisano Lease Co., Inc.)	Wells Fargo	Wells Fargo Bank 1300 Post Oak Blvd Suite 150 Houston, TX 77056	9043440404	Operating